SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                  June 12, 2003

                               eMagin Corporation
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             (Exact name of registrant as specified in its charter)



        Delaware                        000-24757               56-1764501
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(State or Other Jurisdiction of   (Commission File Number) (I.R.S. Employer
 Incorporation)                    Number)                  Identification

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                2070 Route 52, Hopewell Junction, New York 12533
               (Address of principal executive offices) (zip code)

                                 (845) 892-1900
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              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.


       Rule 10b5-1 Trading Plan

     On June 11, 2003, Gary W. Jones President of eMagin Corporation ("eMagin") entered into a written trading plan (the "Plan") relating to future sales of a part of his shares of eMagin's common stock. The Plan is intended to comply with Rule 10b5-1 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. The Plan will is intended to enable Mr. Jones to sell shares over a period of time without significantly affecting the market for eMagin common stock. Under the Plan, Mr. Jones will have no control over the timing of any sales of his eMagin common stock.

     The Plan has a term of six months and expires on December 12, 2003. During the term of the Plan, the selected broker is authorized to sell the lesser of
(i) 942,000 shares of common stock or (ii) the maximum amount that can be sold pursuant to Rule 144 of the Securities Act of 1933 during each calendar quarter at such times as the broker, in its sole discretion, may select, but in no event can the broker sell more than 10% of the volume on any day.

     In addition, in order to show continued support for the eMagin and to provide eMagin with additional needed capital, Mr. Jones intends to utilize a portion of the proceeds from the sale of the common stock in order to exercise certain of the options that he currently holds in eMagin, which options were granted to Mr. Jones under eMagin's 2000 Stock Option Plan. Accordingly, the exercise of such options shall be exempt from the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended.



ITEM 7. EXHIBITS.

Exhibit
Number        Description

99.1        Gary W. Jones Sales Plan

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           EMAGIN CORPORATION

                                       By:    /s/ Gary W. Jones
                                     Name: Gary W. Jones
                                    Title: President and Chief Executive Officer

Dated: June 13, 2003